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                                                                   EXHIBIT 23.02


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the 1996 Equity Incentive Plan and the 1996 Employee Stock Purchase Plan of our report dated January 22, 1998, with respect to the consolidated financial statements of Excite, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1997 and our report dated January 22, 1997 except Note 14 as to which the date is February 2, 1998 with respect to the supplemental consolidated financial statements of Excite, Inc. included in its Current Report on Form 8-K dated May 15, 1998, both filed with the Securities and Exchange Commission.

                                                         /s/ ERNST & YOUNG LLP
                                                         ---------------------
                                                         Ernst & Young


Palo Alto, California
July 17, 1998